EXHIBIT 99.1



          Logo for                              Logo for
Jefferson Smurfit Corporation          Stone Container Corporation


FOR IMMEDIATE RELEASE                  JJSC Contact:
=====================                  Timothy McKenna
                                       314-746-1254  (investors)

                                       STO Contact:
                                       Bruce Byots (investors)
                                       312-580-4663

                                       Sard Verbinnen & Co:
                                       Paul Verbinnen/Drew Brown
                                       212-687-8080


             JEFFERSON SMURFIT CORPORATION AND STONE CONTAINER
                         ANNOUNCE MERGER AGREEMENT
                 TO CREATE LEADING PACKAGING MANUFACTURER

                        --------------------------

      Merged Company to be Called Smurfit-Stone Container Corporation

                              --------------

        Divestitures Will Narrow Focus on Packaging and Reduce Debt


               Clayton, MO, and Chicago, IL, May 10, 1998 -- Jefferson Smurfit Corporation (NASDAQ: JJSC) and Stone Container Corporation (NYSE:
STO) jointly announced today that they have signed a definitive merger agreement to create one of the world's largest manufacturers of paperboard and paper-based packaging products, with a combined enterprise value (equity and debt) of approximately $11 billion. The merged company, to be called Smurfit-Stone Container Corporation, will be a focused, integrated producer of corrugated containers, folding cartons, industrial bags, containerboard and recycled paperboard, with annual sales exceeding $8 billion, based on 1997 results.

               Under the terms of the agreement, which has been approved by the boards of directors of both companies, common shareholders of Stone Container would receive .99 shares of Jefferson Smurfit Corporation, renamed Smurfit-Stone Container Corporation, for each common share of Stone Container. Based on Jefferson Smurfit Corporation's closing share price of $20.50 per share on May 8, this represents a value of $20.30 per Stone Container share. Shareholders of Jefferson Smurfit Corporation will hold one share in the renamed Smurfit-Stone Container Corporation for each share of Jefferson Smurfit Corporation. Holders of Stone Container's convertible debt securities and series E preferred stock will have the right to convert such securities into Smurfit-Stone common stock under the same terms and conditions adjusted for the exchange ratio of .99 to one.

               The transaction is expected to be tax-free to the shareholders of both companies. It is also expected to be earnings accretive and cash flow positive in the first full fiscal year following the completion of the transaction, and will be treated as a purchase for accounting purposes.

               In addition, a subsidiary of Jefferson Smurfit Group plc of Dublin, Jefferson Smurfit Corporation's largest shareholder, has agreed to buy 20 million common shares of Jefferson Smurfit Corporation from certain investors including The Morgan Stanley Leveraged Equity Fund II, L.P., a fund managed by the Private Equity Group of Morgan Stanley Dean Witter & Co. (MSDW), at a price of $25 per share (with interest and an additional payment of up to 50 cents a share if the stock trades above $28 shortly after closing), conditional upon completion of the merger. Following the closing of the transaction, Jefferson Smurfit Group will own approximately 34 percent of the primary shares of Smurfit-Stone Container Corporation, MSDW and certain other investors will own approximately 9 percent and the remaining 57 percent will be owned by the public.

               Dr. Michael W.J. Smurfit, 61, chairman of Jefferson Smurfit Corporation, will become non-executive chairman of Smurfit-Stone Container Corporation. Roger W. Stone, 63, currently chairman, president and chief executive officer of Stone Container, will be president and chief executive officer of Smurfit-Stone Container Corporation. Ray M. Curran, 51, currently finance director of Jefferson Smurfit Group, will be executive vice president - deputy chief executive. Patrick J. Moore, 43, vice president and chief financial officer of Jefferson Smurfit Corporation, will be vice president and chief financial officer of the merged company.

               Commenting on the merger, Dr. Smurfit said, "This transaction creates the premier paper-based packaging company, while creating value for the shareholders of Jefferson Smurfit Corporation and Stone Container. Smurfit-Stone Container Corporation will have a singular focus on packaging that will create an outstanding partner for our customers."

               Roger Stone said, "The complementary strengths of Stone Container and Jefferson Smurfit will create a company with an improved cost structure and reduced earnings volatility, capable of strong performance throughout the industry cycle. The merged company plans to significantly reduce debt by divesting non-core businesses and assets, which will enhance financial flexibility."

               Synergies and Expanded Capabilities

               The combination enables shareholders to own a more dynamic organization with an increased competitive edge. By focusing the companies' combined marketing and production capabilities on their core business of paperboard and paper-based packaging, Smurfit-Stone Container Corporation will serve customers through a broad network of corrugated container and folding carton and industrial bag plants, backed by linerboard, medium and boxboard mills. In addition, the company will be among the world's largest collectors and processors of recovered fiber.

               The merger is expected to generate annual operational and financial cost savings, before any planned asset divestitures, in excess of $350 million. The merged company will be able to reduce expenses and increase efficiencies by optimizing the manufacturing system, eliminating redundant overhead costs, and utilizing increased purchasing volume. The combination provides the opportunity to achieve substantial savings through reductions of working capital as well as reduced interest expense in connection with planned refinancing. These annual cost savings are expected to be achieved within the first 24 months. To cover the costs of implementing these plans, Smurfit-Stone Container Corporation expects to take a reorganization charge in the quarter during which the merger is completed. The amount of the charge has not been determined.

               Asset Divestitures/Debt Reduction

               A major priority of Smurfit-Stone Container Corporation will be to narrow its product focus and substantially reduce debt by divesting non-core businesses and assets. At year-end 1997, the pro forma debt of the two companies was $6.4 billion. It is estimated that the asset divestitures would yield gross proceeds of $2.5 billion to reduce the debt of the merged entity. This planned debt reduction is expected to further reduce interest expense for the merged company.

               Governance

               The board of Smurfit-Stone Container Corporation will consist of 12 members. Dr. Smurfit, Mr. Stone and Mr. Curran will be members of the board. In addition, Jefferson Smurfit and Stone Container will each name four members of the board, with at least two of each company's nominees to be independent members. MSDW will name one member to the board.

               The transaction is subject to certain conditions, including the approval of Jefferson Smurfit Corporation and Stone Container's shareholders and domestic and foreign regulatory clearances. Closing of the merger is also conditional upon the completion of the 20 million share purchase by a subsidiary of Jefferson Smurfit Group from MSDW and certain other investors. A subsidiary of Jefferson Smurfit Group and MSDW, which in the aggregate own a majority of Jefferson Smurfit Corporation's shares, have agreed to vote in favor of the transaction. It is expected to close in the fall.

               The corporate headquarters of Smurfit-Stone Container Corporation will be in Chicago, with the location of other functions to be determined.

               In a separate transaction, a subsidiary of Jefferson Smurfit Group has agreed to sell its containerboard machine located at the Jefferson Smurfit Corporation mill in Fernandina Beach, Florida, to a subsidiary of Jefferson Smurfit Corporation. The purchase price is $175 million and the transaction is expected to close by January, 1999. In the event the merger is not consummated, Jefferson Smurfit Corporation will have an option to cancel or rescind the transaction.

               Headquartered in Clayton, Missouri, Jefferson Smurfit Corporation is a focused, integrated producer of paper, paperboard and packaging. It is the industry's largest collector, marketer, and exporter of recovered fiber. The company operates more than 150 mills and converting facilities and employs nearly 16,000 people.

               Stone Container Corporation is a leading producer of unbleached paper and packaging producer. Its product lines include containerboard, corrugated containers, kraft paper, and paper bags and sacks. Headquartered in Chicago, the company has 201 manufacturing facilities and sales offices in North America, Europe, Central and South America, Australia and Asia, and employs more than 20,000 people.

               Jefferson Smurfit Group plc is a global manufacturer of paperboard, paper and paper-based packaging, based in Dublin, Ireland. In addition to its investment in Jefferson Smurfit Corporation, it has major manufacturing facilities throughout Europe and Latin America.

                                   # # #

This document contains certain forward-looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934, as amended, about Jefferson Smurfit Corporation, Stone Container Corporation and the combined company. Although the companies believe that, in making any such statements, their expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. When used in this document, the words "anticipates," "believes," "expects," "intends," and similar expressions as they relate to Jefferson Smurfit Corporation, Stone Container Corporation or the combined company or their respective managements are intended to identify such forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties. Important factors that could cause actual results to differ materially from those in forward-looking statements, certain of which are beyond the control of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company include: the impact of general economic conditions in the U.S. and Canada and in other countries in which the companies and their subsidiaries currently do business (including Asia, Europe and Latin and South America); industry conditions, including competition and product and raw material prices; fluctuations in exchange rates and currency values; capital expenditure requirements; legislative or regulatory requirements, particularly concerning environmental matters; interest rates; access to capital markets; the timing of and value received in connection with asset divestitures; and obtaining required approvals, if any, of debt holders. The actual results, performance or achievement by Jefferson Smurfit Corporation, Stone Container Corporation or the combined company could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations and financial condition of Jefferson Smurfit Corporation, Stone Container Corporation or the combined company.